Exhibit 10.68

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made effective as of August 21, 2007 (the “Effective Date”) by and between WELLS REIT II - 5995 OPUS PARKWAY, LLC, a Delaware limited liability company (“Landlord”) and VIRTUAL RADIOLOGIC CORPORATION, a Delaware company (“Tenant”).

RECITALS

A. Landlord (as successor in interest to Midwest Holding Corp. #9, Inc.) and Tenant entered into that certain Standard Office Lease Agreement (Net), dated March 15, 2004 (the “Original Lease”), as amended by that certain First Amendment to Lease dated August 12, 2004 (the “First Amendment”) and Second Amendment to Lease effective December 1, 2006 (together with the First Amendment and the Original Lease, the “Lease”).

B. The Lease currently demises approximately 29,570 rentable square feet of space on the second floor of the building located on the Property with an address of 5995 Opus Parkway, Minnetonka, Minnesota.

C. Tenant has notified Landlord that Tenant and its lender are about to enter into financing arrangements, pursuant to which the lender may be granted a security interest in some or all of Tenant’s personal property, including, but not limited to, inventory, trade fixtures and equipment (the “Personal Property”). Tenant’s lender is unwilling to enter into the financing arrangements with Tenant without Landlord’s agreement to waive its rights to Tenant’s Personal Property.

D. As a condition to Landlord’s agreement to waive its rights to Tenant’s Personal Property, Landlord is requiring that Tenant deposit an additional security deposit with Landlord in accordance with the terms and conditions set forth in this Third Amendment.

COVENANTS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree:

1. Recitals; Definitions. The above Recitals are incorporated by reference. All capitalized terms used herein shall have the meanings defined in the Lease unless otherwise defined in this Third Amendment.

2. Security Deposit. Simultaneously with Tenant’s execution hereof, Tenant shall pay Landlord the sum of $30,204.55 (the “Third Amendment Security Deposit”) which is added to and becomes part of the Security Deposit held by Landlord in accordance with Article 33 of the Lease, as amended by the First Amendment. The Third Amendment Security Deposit shall be held as security for payment of Rent and the full and faithful performance of the other terms and conditions of the Lease by Tenant. Notwithstanding anything herein or in the Lease to the contrary, the Third Amendment Security Deposit shall be refunded to Tenant within thirty (30) days following Tenant’s delivery to Landlord of documentary evidence reasonably acceptable to Landlord establishing that Tenant is a publicly traded company and has maintained a credit rating of at least BB+ for a period of not less than six (6) months.

3. No Broker. Tenant represents that Tenant has not dealt with any broker in connection with this Third Amendment, and agrees to indemnify, defend and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any brokers or finders for any commission alleged to be due such brokers or finders in connection with their participation in the negotiation with Tenant of this Third Amendment.

4. Offer. Submission of this instrument for examination or negotiation shall not bind Landlord, and no obligation on the part of Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

5. Full Force and Effect. Except as expressly modified or amended by this Third Amendment, all of the terms and provisions of the Lease remain unchanged and in full force and effect.

6. Entire Agreement. This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

7. Inconsistency. In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

8. Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

THIS THIRD AMENDMENT TO LEASE is signed and delivered by Landlord and Tenant as of the Effective Date.

LANDLORD:				TENANT:

WELLS REIT II - 5995 OPUS PARKWAY, LLC, a Delaware limited liability company				VIRTUAL RADIOLOGIC CORPORATION, a Delaware company

By:	Wells Operating Partnership II, L.P. a Georgia limited partnership

	By:	Wells Real Estate Investment Trust II, Inc., a Maryland Corporation, Its general partner		By:	/s/ Mark Marlow
				Name:	Mark Marlow
				Title:	CFO

		By:	/s/ Douglas P. Williams
		Name:	Douglas P. Williams
		Title:	Executive Vice President

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